As filed with the Securities and Exchange Commission on October 30, 1997.
                                                      Registration No. 333-____.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                        CADMUS COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)

           VIRGINIA 54-1274108
    (State or other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)

                        6620 West Broad Street, Suite 240
                            Richmond, Virginia 23230
          (Address, of principal executive offices, including zip code)


               LANCASTER PRESS, INC. UNION SAVINGS PLAN AND TRUST
                            (Full title of the Plan)

           BRUCE V. THOMAS                            Copy to:
      Senior Vice President and                  JEAN PENICK WATKINS
       Chief Financial Officer                Mays & Valentine, L.L.P.
  Cadmus Communications Corporation        NationsBank Center, 22nd Floor
  6620 West Broad Street, Suite 240                P. O. Box 1122
      Richmond, Virginia  23230            Richmond, Virginia  23218-1122
             (804) 287-5680                          (804) 697-1297
(Name, address and telephone number
        of agent for service)
                                  ------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
                Upon effectiveness of this Registration Statement
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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------

            Title of                                 Proposed Maximum    Proposed Maximum       Amount of
        Securities To Be            Amount to be      Offering Price          Aggregate      Registration Fee
           Registered              Registered(1)        Per Share*         Offering Price*
--------------------------------------------------------------------------------------------------------------
Common Stock, $.50 Par Value(2)    10,000 shares         $20.4375              $204,375           $62.00
--------------------------------------------------------------------------------------------------------------
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   *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of $20.4375 per share, the average of the high and low prices of the shares on October 24, 1997.

   (1) This registration statement relates to the registration of shares of the Registrant's Common Stock under the Lancaster Press, Inc. Union Savings Plan and Trust. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

   (2) Also includes associated Series A Junior Participating Preferred Stock Purchase Rights which are not currently separable from the shares of Common Stock and are not currently exercisable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         The following documents filed by Cadmus Communications Corporation (the "Company" or the "Registrant") with the Commission are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997, as amended by Amendment No. 1 on Form 10-K/A, filed pursuant to
Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act" or the "1934 Act"); and


         (b) The Company's Current Report on Form 8-K dated October 23, 1997 filed pursuant to Section 13 of the 1934 Act; and

         (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A and any amendment or report filed subsequent thereto for the purpose of updating such description.

         All documents filed by the Company and the Lancaster Press, Inc. Union Savings Plan and Trust (the "Plan") after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.  Description of Securities.

         Not applicable.

Item 5.  Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Virginia law, the Restated Articles of Incorporation of the Registrant eliminate the liability of officers and directors to the Registrant or it shareholders for monetary damages except for liabilities resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Amended and Restated Articles of Incorporation of the Registrant eliminate director and officer liability to the Company or its shareholders to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect.

         Virginia corporate law permits, and the Restated Articles of Incorporation require, indemnification of the Registrant's directors against all liabilities imposed or asserted against them by reason of having been a director of the Registrant (including derivative actions), except in the case of willful misconduct or a knowing violation of the criminal law. The Restated Articles of Incorporation also permit the Registrant to indemnify officers, employees or agents of the Registrant to the same extent as is mandated for directors. The Restated Articles of Incorporation require indemnification of directors, and permit indemnification of officers, to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect.


Item 7.  Exemption from Registration Claimed.

         Not applicable.






Item 8.  Exhibits.

         (a)      An index of Exhibits appears at page II-8 hereof.

         (b) The Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plan.

Item 9.  Undertakings.

                  (1)      The undersigned hereby undertakes:

                           a. To file, during any period in which offers or
                  sales are being made, a post-effective amendment to the registration statement.

                                    (i)     to  include  any  prospectus
                           required by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) to include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(i) and (a)(ii)
                  do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           b. That, for the purpose of determining any liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           c. To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions set forth in Item 6 or otherwise, the undersigned has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered under the registration statement, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 30th day of October, 1997.

                             CADMUS COMMUNICATIONS CORPORATION


                             By /s/ C. Stephenson Gillispie, Jr.
                            ------------------------------------------------
                             Chairman of the Board, President and Chief
                             Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of October, 1997.
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                  Signature                                                   Title
                  ---------                                                   -----


/s/    C. Stephenson Gillispie, Jr.                           Director, Chairman of the Board, President
  -------------------------------------------                 and Chief Executive Officer
         C. Stephenson Gillispie, Jr.                                  (Principal Executive Officer)


/s/   Bruce V. Thomas                                         Senior Vice President and Chief
  -------------------------------------------                 Financial Officer
      Bruce V. Thomas                                                  (Principal Financial and Accounting
                                                                        Officer)


Frank Daniels, III, Price H. Gwynn, II,
G. Waddy Garrett, John D. Munford, II,
John C. Purnell, Jr., Jerry I. Reitman,
Russell M. Robinson, II, John W. Rosenblum,
Wallace Stettinius, Bruce A. Walker                           Directors


       By:  /s/ Bruce V. Thomas
         --------------------------------
                 Bruce V. Thomas
                (Attorney-in-Fact)


         The Plan. Pursuant to the requirements of the Securities Act of 1933, Lancaster Press, Inc., administrator of the Plan, has caused this Form S-8 to be signed by the undersigned thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 30th day of October, 1997.

                                        LANCASTER PRESS, INC. UNION
                                        SAVINGS PLAN AND TRUST


                                        By Lancaster Press, Inc.
                                        (As Plan Administrator)


                                        By:   /s/ Bruce V. Thomas
                                             -------------------------------
                                              Vice President and Secretary

                                  EXHIBIT INDEX


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
Exhibit 4(a)                        Restated Articles of Cadmus
                                    Communications Corporation, incorporated herein by reference from Exhibit 3.1 of the Form 10-K for the fiscal year ended June 30, 1993.

Exhibit 4(b)                        Restated Bylaws of Cadmus
                                    Communications Corporation, incorporated herein by reference from Exhibit 3.2 of Amendment No. 1 on Form 10-K/A to the Form 10-K for the fiscal year ended June 30, 1997.

Exhibit 4(c) Lancaster Press, Inc. Union Savings Plan and Trust, as amended, filed herewith.

Exhibit 5 Opinion of Mays & Valentine L.L.P. with respect to the validity of the Common Stock, filed herewith.

Exhibit 23(a) Consent of Mays & Valentine L.L.P., contained in their opinion filed as Exhibit 5 hereto.

Exhibit 23(b) Consent of Independent Public Accountants, Arthur Andersen LLP, filed herewith.

Exhibit 24 Powers of Attorney of directors of Cadmus Communications Corporation, filed herewith.


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